UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2003

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

12020 Sunrise Valley Drive, Suite 250, Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

(703) 391-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

By press release dated September 9, 2003, Talk America Holdings, Inc. (the "Company") reported that it expects to record a non-cash deferred income tax benefit in the third quarter 2003 in connection with the reversal of its deferred tax valuation allowance. The Company expects to record the gain because of its outlook for continued profitability and its ability to utilize the deferred tax assets.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits

99.1    Press Release dated September 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2003	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn IV Name: Aloysius T. Lawn IV Title: Executive Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number        Description

99.1           Press Release dated September 9, 2003 (filed herewith).